Exhibit 5.1
                               January 5, 2001


Sonic Automotive, Inc.
5401 East Independence Boulevard
P.O. Box 18747
Charlotte, NC 28212

                            Sonic Automotive, Inc.
                      Registration Statement on Form S-4
                          Registration No. 333-51978

Ladies and Gentlemen:

      We are acting as counsel to Sonic Automotive, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution, filing and processing with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement") relating to the proposed issuance from time to time of up to 10,000,000 shares (the "Shares") of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock") in connection with (i) future direct and indirect acquisitions of other businesses, properties or securities in business combination transactions and (ii) upon the conversion of shares of the Company's Class A convertible preferred stock, par value $0.10 per share (the "Preferred Stock"), that are privately sold to the owners of businesses, properties or securities in business combination transactions. This opinion is furnished to you for filing with the Commission pursuant to Item 601(b)(5) of Regulation S-K promulgated under the Act.

      In our representation of the Company, we have examined (i) the Registration Statement, (ii) the Company's Certificate of Incorporation and Bylaws, each as amended to date, (iii) all actions of the Company's Board of Directors recorded in the Company's minute book with respect to the Registration Statement and the Shares (the "Resolutions"), (iv) the form of certificate of the Class A Common Stock, and (v) such other documents and questions of law as we have considered necessary for purposes of rendering the opinion expressed below.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when, as applicable, (i) issued, delivered
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Sonic Automotive, Inc.
      January 5, 2001
      Page 2



and paid for in accordance with the terms of the definitive agreements governing the issuance of such shares (the "Acquisition Agreements"), assuming (a) that at least par value will be paid for the Shares, (b) that the execution and delivery of the Acquisition Agreements and the issuance of the Shares governed thereby are duly authorized and approved by the Board of Directors of the Company, and
(c) the completion of all proceedings to be taken in order to permit such issuances to be carried out in accordance with applicable securities laws; or
(ii) issued and delivered upon the conversion of shares of Preferred Stock in accordance with the Company's Certificate of Incorporation, as amended to date, assuming (a) that the shares of Preferred Stock being converted have been duly authorized and validly issued and are fully paid and non-assessable, (b) that at least par value will have been paid for such shares of Preferred Stock, (c) the execution and delivery of the agreements governing the issuance of such shares of Preferred Stock and the issuance of such shares governed thereby are duly authorized and approved by the Board of Directors of the Company and (d) the completion of all proceedings to be taken in order to permit the issuances of such shares of Preferred Stock to be carried out in accordance with applicable securities laws, the issuance of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and non-assessable.

      In rendering the opinion expressed above, we have assumed that, at the time of the issuance and delivery of the Shares, the Resolutions will not have been modified or rescinded and there will not have occurred any change in the law affecting the authorization, execution and delivery or validity of the Shares.

      The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect.

      We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus and "Legal Matters" in any prospectus supplement forming part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,


                                    /s/ Parker, Poe, Adams & Bernstein L.L.P.